UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2014

AETHLON MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-21846 (Commission File Number)	13-3632859 (IRS Employer Identification Number)

8910 University Center Lane, Suite 660 San Diego, California (Address of principal executive offices)	92122 (Zip Code)

Registrant’s telephone number, including area code: (858) 459-7800

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD-LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively, the "Filings") contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, Registrant's management as well as estimates and assumptions made by Registrant's management. When used in the Filings the words "anticipate,” "believe," "estimate," "expect," "future," "intend," "plan" or the negative of these terms and similar expressions as they relate to Registrant or Registrant's management identify forward-looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant's industry, Registrant's operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward-looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 24, 2014, the Registrant entered into an agreement with the Ellen R. Weiner Family Revocable Trust (the “Trust”), a holder of a Series A 12% Convertible Note (the “Note”), which previously was classified as being in default. As per the agreement, the Trust converted a past due combined principal and interest balance of $1,003,200 into restricted Common Stock of the Registrant.

Additionally, the Trust agreed to waive anti-dilution price protection underlying warrants previously issued to the Trust. On June 26, 2014, three other parties, all related to the Trust’s attorney, who held similar warrants also agreed to waive their anti-dilution price protection. As a result of the debt conversion and elimination of warrant anti-dilution price protection, $3.7 million of the Registrant’s previously classified derivative liability will convert into equity based on the fair value of securities on the Registrant’s fiscal year-end date of March 31, 2014.

As a result of the note conversion and derivative liability reclassification into equity, the Registrant’s balance sheet equity will increase by approximately $4.7 million.

Under its agreement, the Trust converted the entire $1,003,200 past due principal and interest balance on the Note, which previously was in default, into an aggregate of 23,318,254 restricted shares of the Registrant’s Common Stock. The Trust received five-year warrants to acquire up to 6,809,524 shares of the Registrant’s Common Stock at an exercise price of $.042 per share (which exercise price was the result of certain contractual price adjustments previously made during 2011). Based on the Registrant’s Common Stock prices during a period of negotiation with the Trust including during calendar year 2013, the Trust also received five-year warrants to acquire up to 397,222 shares of the Registrant’s Common Stock at an exercise price of $.108 (collectively known as the “Conversion Securities”).

In exchange for the Trust’s conversion in full of the Note and accrued interest and for the waivers of anti-dilution price protection in the previously issued warrants, in addition to the Conversion Securities, the Registrant also issued to the Trust 75,000 restricted shares of Common Stock as a service fee and extended the expiration date of all of the previously issued warrants to July 1, 2018.

The foregoing discussion merely summarizes the material terms of the documents described above and is qualified in its entirety by reference to the forms of those documents filed as exhibits hereto.

The above transactions were effected in reliance upon the exemption from registration set forth in Section 4(2) of the Act as the shares and warrants were issued to accredited investors and the transactions did not involve any form of general solicitation or general advertising.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OF A REGISTRANT.

The information called for by this item is contained in Item 1.01, which is incorporated herein by reference.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.

The information called for by this item is contained in Item 1.01, which is incorporated herein by reference.

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ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.
(d) EXHIBITS

EXHIBIT NO.	DESCRIPTION
4.1	Form of Common Stock Purchase Warrant
10.1	Form of Restructuring Agreement
10.2	Form of Restructuring Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AETHLON MEDICAL, INC.

By: /s/ James B. Frakes
James B. Frakes
Dated: June 30, 2014	Chief Financial Officer

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